Exhibit 99.1

InfuSystem Holdings, Inc.
31700 Research Park Drive
Madison Heights, MI 48071
248-291-1210

CONTACT:

Joe Dorame, Joe Diaz & Robert Blum

Lytham Partners, LLC

602-889-9700

InfuSystem Announces New $45 Million Credit Facility

At Substantially Lower Rates

Madison Heights, MI, March 26, 2015—InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, announced today it has secured a new $45.0 million credit facility with JPMorgan Chase Bank N.A., and has retired its previous $36.5 million credit facility with its prior lender group.

Effective March 23, 2015, the Company entered into the new five-year senior secured credit agreement comprised of a $10.0 million asset-based revolver, a $27.0 million Senior Term A Loan and an $8.0 million Senior Term B Loan. The credit facility allows the election of a floating interest rate (currently at 3.00%), or fixed LIBOR rates (currently at 2.68%), substantially below the cost of the prior credit facility. At closing the Company had $10.0 million available on the revolver with zero drawn. Only the Senior Term A Loan was funded at closing in the amount of $27.0 million. Term B Loan can be drawn under certain conditions within the next 364 days. No funds were drawn at closing.

“The operational and financial progress achieved in the past 10 profitable quarters set the stage for the completion of this new credit facility and the more favorable terms it provides,” said Eric K. Steen, chief executive officer of InfuSystem. “This new facility accomplishes the important strategic goal of significantly reducing our cost of capital, while providing enhanced financial flexibility as we continue to execute on our business plan. We are now better positioned to execute on our growth initiatives, manage our business in a more cost-efficient manner, and seriously consider strategic opportunities that can add scale to our business when they present themselves. This is an important event as we continue to improve the competitive position of InfuSystem within the industry.”

Jonathan P. Foster, chief financial officer of InfuSystem, noted, “We are extremely pleased with the terms of the new credit facility, as well as teaming with JPMorgan Chase as our new banking partner. The new credit facility strengthens the InfuSystem balance sheet and reduces our current interest rate to 3.00% from the previous interest rate of 7.75%. At our current debt levels, the more favorable terms of this facility can result in cash interest expense savings of more than $1.0 million annually.”

This morning, the Company filed a Form 8-K with the U.S. Securities and Exchange Commission that provides a more detailed description of the terms of the credit facility.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, potential changes in overall healthcare reimbursement, including rates, payor mix and CMS competitive bidding, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on our Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. regulatory changes and healthcare reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and covenants, and other risks associated with our common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2014. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date of this report. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

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